UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

We announced today that Sichuan Chemical Industry Holding (Group) Co., Ltd. has issued us a letter of intent indicating interest in up to a $20 million strategic investment in us to further the development of our Holbrook Project.  We entered into a potash supply agreement with Sichuan Chemical in 2012.  The letter of intent is filed as Exhibit 10.1 and the press release is filed as Exhibit 99.1

On September 18, 2013 we received written notification from The Nasdaq Stock Market that we had regained compliance with Listing Rule 5550(a)(1) because the closing bid price of our common stock for the 10 consecutive trading days ending on September 17, 2013 has been at $1.00 per share or greater.   We were notified on April 23, 2013 that the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market based on Listing Rule 5550(a)(1).   Under Listing Rule 5810(c)(3)(A), we had 180 calendar days, or until September 20, 2013, to regain compliance.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter of Intent with Sichuan Chemical Industry Holding (Group) Co., Ltd.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: September 19, 2013		President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1	Letter of Intent with Sichuan Chemical Industry Holding (Group) Co., Ltd.
99.1	Press Release